                                                                                                                                                                 EXHIBIT 10.57.2

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

This FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "First

Amendment") is made as of the 13 day of January, 2020 (the "Amendment Date") by and among CENTRAL PA EQUITIES 17, LLC, a Pennsylvania limited liability company ("HIS York South Seller"), CENTRAL PA EQUITIES 19, LLC, a Pennsylvania limited liability company ("H2S York Seller"), SPRINGWOOD - FHP LP, a Pennsylvania limited partnership ("FIS Hershey Seller", together with HI,S York South Seller and H2S York Seller herein referred to collectively and individually, as the context so requires, as "Seller"), and LODGING FUND REIT III OP, LP, a Delaware limited partnership (the "Buyer").

WHEREAS, Buyer and Seller entered into that certain Agreement of Purchase and Sale dated November 22, 2019 (the "Agreement") for the purchase and sale of three (3) hotels, namely the Hampton Inn York South hotel in York, PA ("HIS York South Hotel"), the Home2Suites York hotel in York, PA ("H2S York Hotel") and the Fairfield Inn & Suites Hershey Chocolate Avenue hotel in Hershey, PA ("FIS Hershey Hotel", together with HIS York South Hotel and H2S York Hotel herein referred to collectively and individually, as the context so requires, the "Property");

WHEREAS,  dur' ing the course  of Buyer's ' due diligence  studies,  Buy' er  has realized that Buyer will need an extension to the Due Diligence Period;

WHEREAS, as of the Amendment Date, the parties have not finalized the Ongoing Management Agreement; and

WHEREAS, as more particularly described herein, the parties wish to (a) reinstate the Agreement, (b) extend the Due Diligence Period, (c) amend the Closing Date(s) and provide for an increase in the Purchase Price in the event that the FIS Hershey Hotel Closing occurs after Friday, February 28, 2020, and (d) provide the parties additional time to negotiate the Ongoing Management Agreement.

NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Capitalization. All capitalized terms used herein will have the meanings ascribed to those terms in the Agreement, unless otherwise specified herein.

2. Reinstatement of Purchase Agreement. The Agreement as of the Amendment Date is reinstated and is in full force and effect.

3. Due Diligence Period. Notwithstanding any provision of Section 7.l(a) of the Agreement to the contrary, the Due Diligence Period is hereby extended for fourteen (14) days following the Amendment Date.

4. Closing Date. Section 2.4(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(a) Closing Date.  Unless this Agreement is terminated upon the express terms herein, the closing of the sale and purchase of the Assets or an individual Asset (as the context may require, a "Closing" or the "Closings") must take place in the following sequence: (1) first, the FIS Hershey Hotel; (2) second, the H2S York Hotel; and (3) third, the HIS York South Hotel. Buyer shall provide Seller written notice of Buyer's intent to close on the individual Hotels no later than ten (10) days prior to each intended Closing date (each a "Closing Date Notice") but in no event will the Closing of the HIS York South Hotel occur after March 10, 2020. Unless this Agreement is earlier terminated as expressly set forth herein, Buyer and Seller acknowledge and agree on the following: (a) the FIS Hershey Hotel Closing shall occur no later than February 25, 2020; (b) the H2S York Hotel Closing shall occur between February 15, 2020 and March 10, 2020; and (c) the HIS York Hotel Closing shall occur between February 15, 2020 and March 31, 2020. Notwithstanding any provision of Section 2.2 to the contrary, in the event that the FIS Hershey Hotel Closing occurs after Friday, February 28, 2020 for any reason, the Purchase Price to be paid by Buyer shall be increased dollar-for-dollar to the full amount of interests, fee, and other expenses incurred by FIS Hershey Seller with respect to its mortgage lien financing on the FIS Hershey Hotel, up to an amount not to exceed Fifty Thousand and No/100 Dollars ($50,000.00). In such event, the Individual Allocation attributed to such FIS Hershey Hotel shall be increased in the additional Purchase Price."

5. Ongoing Management Agreement. Buyer and Seller will diligently pursue completion or rejection of the management agreement prior to the expiration of the Due Diligence Period. Notwithstanding anything in Section 14.27 of the Agreement to the contrary, the parties hereby agree that if they are unable to finalize the final form of the Ongoing Management Agreement on or prior to the expiration of the Due Diligence Period, either Buyer or Seller shall have the right to terminate this Agreement, whereon Buyer shall receive a refund of its Deposit, and thereafter no party shall have any further rights or obligations under the Agreement (as amended by this First Amendment), expect for those set forth in the Agreement that expressly survive the termination of this Agreement.

6. Conflict: Counterparts. In the event of any conflict between the terms of this Amendment and the Agreement, this Amendment shall control. This Amendment may be executed in multiple counterparts via facsimile or email in .PDF format, each of which shall be deemed to be an original, but such counterparts when taken together shall constitute but one Amendment.

7. Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, administrators and assigns.

8. Ratification. Except as set forth above, the terms of the Agreement are hereby ratified and confirmed in their entirety.

[Signature Page to Follow]

IN WITNESS WHEREOF, this First Amendment has been duly executed by the parties hereto as of the day and year first above written.

SELLER:

CENTRAL PA EQUITIES 17, LLC,

a Pennsylvania limited liability company

By: /s/ David H. Hogg

Name: David H. Hogg

Title: Manager

CENTRAL PA EQUITIES 19, LLC,

a Pennsylvania limited liability company

By: /s/ David H. Hogg

Name: David H. Hogg

Title: Manager

SPRINGWOOD - FHP LP,

a Pennsylvania limited partnership

By: /s/ David H. Hogg

Name: David H. Hogg

Title: Manager

[BUYER'S SIONATURE PAGE TO FOLLOW]

BUYER:

LODGING FUND REIT III OP,  LP

A  Delaware limited partnership

By: Lodging Fund REIT III, Inc. Its: General Partner

By: /s/ David R. Durell

Name: David R. Durell

Title: Chief Acquisition Officer